SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2013

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Unsecured Revolving Credit Facility and Unsecured Term Loan

On February 8, 2013, First Potomac Realty Investment Limited Partnership, the operating partnership (the “Operating Partnership”) of First Potomac Realty Trust (the “Company”), entered into the following amendments: (i) Amendment No. 2 (the “Credit Facility Amendment”) to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011, as amended (the “Credit Facility”), by and among the Operating Partnership, certain of the Operating Partnership’s subsidiaries, KeyBank National Association (“KeyBank”), as a lender and administrative agent, and the other lenders and agents party thereto; and (ii) Amendment No. 3 (the “Unsecured Term Loan Amendment” and, together with the Credit Facility Amendment, the “Amendments”) to the Term Loan Agreement, dated as of July 18, 2011, as amended (the “Unsecured Term Loan” and, together with the Credit Facility, the “Bank Debt”), by and among the Operating Partnership, certain of the Operating Partnership’s subsidiaries, KeyBank, as a lender and administrative agent, and the other lenders and agents party thereto.

The Amendments, among things, provide the Company increased flexibility on a short-term basis under certain financial covenants, specifically by extending the December 31, 2012 ratios for such covenants, and proactively address the impact that the potential sale of the Company’s industrial portfolio (the “Industrial Portfolio”) would have on the covenants relating to tangible net worth and dispositions as a percentage of gross asset value. Specifically, the following financial covenants of each of the two Bank Debt agreements were amended as follows:

•

The maximum consolidated total leverage ratio was increased to 65% for each quarter ending on or after March 31, 2013 through the quarter ending September 30, 2013 (from 62.5% for the quarters ending on or after March 31, 2013 and June 30, 2013, and 60.0% for the quarter ending September 30, 2013), and then will decrease to 60.0% for the quarter ending December 30, 2013 and for all quarters thereafter;

•

The minimum consolidated debt yield was reduced to 10.0% for each quarter ending on or after March 31, 2013 through the quarter ending September 30, 2013 (from 10.5% for the quarters ending on or after March 31, 2013 and June 30, 2013, and 11.0% for the quarter ending September 30, 2013), and then will increase to 11.0% for the quarter ending December 30, 2013 and for all quarters thereafter;

•

The maximum unencumbered pool leverage ratio was increased to 65% for each quarter ending on or after March 31, 2013 through the quarter ending September 30, 2013 (from 62.5% for the quarters ending on or after March 31, 2013 and June 30, 2013, and 60.0% for the quarter ending September 30, 2013), and then will decrease to 60.0% for the quarter ending December 30, 2013 and for all quarters thereafter; and

•

The minimum tangible net worth covenant was revised to provide that the minimum tangible net worth will be reduced by an amount equal to 65% of the net sales proceeds received from the sale of any properties included in the Industrial Portfolio, subject to the completion of such sales.

In addition, the lenders under the Bank Debt consented to the exclusion of the potential sale of the Industrial Portfolio from the calculation of the net sales price that is used in determining the 20% limitation on properties sold in any four-quarter period under Section 9.4(b) of each of the Bank Debt agreements; provided that, for any period of time during which the sale of the Industrial Portfolio is excluded from such calculation, the net sales price of the sale of other properties shall not exceed 10% (rather than 20%) of the most recently reported consolidated gross asset value.

The Company, as a guarantor under each of the Bank Debt agreements, executed a consent to each of the Amendments and a reaffirmation of its guarantee under each of the Bank Debt agreements. In addition, each of the Operating Partnership’s subsidiaries that currently guarantees the obligations of the borrowers under each of the Bank Debt agreements executed a consent to the Amendments and a reaffirmation of their guarantees.

Copies of the Credit Facility Amendment and the Unsecured Term Loan Amendment are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Credit Facility Amendment and the Unsecured Term Loan Amendment are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively.

Item 8.01.	Other Events.

Amendment to 2007 Secured Term Loan

On February 8, 2013, the Operating Partnership entered into Amendment No. 7 to the Secured Term Loan Agreement, dated as of August 7, 2007, as amended (the “Secured Term Loan”), by and among the Operating Partnership, KeyBank and the other lending institutions which are a party thereto, to effect substantially the same amendments to the Secured Term Loan as the Amendments described under Item 1.01 of this Current Report on Form 8-K.

New Short-Term Secured Term Loan

On February 7, 2013, the Company entered into a senior secured multi-tranche term loan facility (the “Bridge Loan”) with KeyBank. The Bridge Loan has a borrowing capacity of up to $40.0 million, which can be drawn in four separate tranches before March 31, 2013. The Bridge Loan has a variable interest rate of LIBOR plus a spread of 2.15% and matures in November 2013, with a three-month extension at the Company’s option. The Company can repay all or a portion of the Bridge Loan at any time during the term of the loan. The Company borrowed $30.0 million under the Bridge Loan to repay a $15.4 million mortgage loan that encumbered the Cedar Hill property in Tyson’s Corner, Virginia, and a $13.3 million mortgage loan that encumbered the Merrill Lynch building in Columbia, Maryland.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.

10.1	Amendment No. 2, dated as of February 8, 2013, to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011, as amended, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on Schedule 1 thereto, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.2	Amendment No. 3, dated as of February 8, 2013, to the Term Loan Agreement, dated as of July 18, 2011, as amended, by and among First Potomac Realty Investment Limited Partnership, certain of its subsidiaries party thereto, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

February 13, 2013	/s/ Andrew P. Blocher
Andrew P. Blocher Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

10.1	Amendment No. 2, dated as of February 8, 2013, to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011, as amended, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on Schedule 1 thereto, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.2	Amendment No. 3, dated as of February 8, 2013, to the Term Loan Agreement, dated as of July 18, 2011, as amended, by and among First Potomac Realty Investment Limited Partnership, certain of its subsidiaries party thereto, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.